UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 5, 2015

ACCUSHARES COMMODITIES TRUST I

Sponsored by AccuShares Investment Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-194666	36-7629280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AccuShares Investment Management, LLC

300 First Stamford Place–4th Floor East, Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-855-286-7866

_______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. Material Modification to Rights of Security Holders

Acceleration to July 16, 2015 of Date on which the AccuShares Spot CBOE VIX Fund (the “VIX Fund”) Begins Measurement for Corrective Distributions.

Effective July 16, 2015, the VIX Fund will begin measuring for Corrective Distributions (as defined in the VIX Fund’s current prospectus included in the Trust’s registration statement on Form S-1 (File No. 333-194666) (the “Prospectus”)). Prior to this change, the Fund was to begin measuring for Corrective Distributions 90 days after the VIX Fund’s May 19, 2015 commencement of operations, which was August 17, 2015. Capitalized terms used but not defined in this Form 8-K have the meanings ascribed to them in the VIX Fund’s Prospectus. This acceleration of the beginning date for the measurement of the VIX Fund’s Corrective Distribution obligation is referred to as the “Corrective Distribution Beginning Measurement Acceleration.”

As a result of the Corrective Distribution Beginning Measurement Acceleration, the Fund will declare a Corrective Distribution on its next occurring Distribution Date for either a Regular Distribution or a Special Distribution if the closing trading prices of the AccuShares Spot CBOE VIX Up Shares or AccuShares Spot CBOE VIX Down Shares deviate from their respective Class Values per Share by ten percent or more over three consecutive business days beginning on or after July 16, 2015. For purposes of determining the VIX Fund’s obligation to engage in a Corrective Distribution, closing trading prices are based on one or more trades occurring on the NASDAQ within the last 30 minutes of trading. If the closing trading price for a share on any business day is not based on one or more trades occurring on the NASDAQ during the last 30 minutes of trading on that day, the trading price for that day will not be used for the purposes of measuring for a Corrective Distribution.

Future Funds of the AccuShares Commodities Trust I (the “Trust”) will engage in Monthly Regular Distributions.

Effective as of June 5, 2015, future fund series of the Trust, that may commence operation from time to time, will engage in monthly Regular Distributions, as opposed to quarterly Regular Distributions. The change in the frequency of Regular Distributions for the future fund series of the Trust is referred to as the “Monthly Regular Distribution Conforming Change”. Since the series of the Trust affected by the Monthly Regular Distribution Conforming Change have not issued any shares, there are presently no outstanding shareholders or share classes affected by the Monthly Regular Distribution Conforming Change.

Trust Agreement Amendment.

The Trust’s Second Amended and Restated Trust Agreement dated as of June 16, 2014 (the “Trust Agreement”) between AccuShares Investment Management, LLC, a Delaware limited liability company, as sponsor of the Trust (the “Sponsor”), and Wilmington Trust, N.A., a national banking association, as trustee of the Trust, was amended by an instrument of amendment dated June 5, 2015 (the “Amendment”), duly executed by the Sponsor, in order to effect the Corrective Distribution Beginning Measurement Acceleration and the Monthly Regular Distribution Conforming Change.

The descriptions of the Corrective Distribution Beginning Measurement Acceleration and the Monthly Regular Distribution Conforming Change contained in this Form 8-K are qualified in their entirety by reference to the terms of the Amendment, which is filed with this Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

ITEM 8.01. Other Events

The press release issued by the Trust on behalf of the VIX Fund on June 5, 2015 announcing the Corrective Distribution Beginning Measurement Acceleration described under Item 3.03 of this Form 8-K is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements And Exhibits

(d) Exhibits

Exhibit	Description

4.1	Amendment to the Trust Agreement dated as of June 5, 2015

99.1	Press Release dated June 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 8, 2015

ACCUSHARES COMMODITIES TRUST I
(Registrant)

By: AccuShares Investment Management, LLC as the Sponsor of the Registrant

By:	/s/ Forrest G. Gilman
Name: Forrest G. Gilman
Title: Vice President, Chief Financial Officer and Treasurer

* As the Registrant is a trust, this report is being filed on behalf of the Registrant by AccuShares Investment Management, LLC, only in its capacity as the Sponsor of the Registrant. The identified person signing this report is signing in his capacity as an authorized officer of AccuShares Investment Management, LLC.